Exhibit 10.17

FLEX-TRAC, INC.

2025 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

Name:	[___________] (the “Grantee”)

Number of Shares
Subject to Award:	[___________] (the “Awarded Shares”)

Award Date:	[___________] (the “Award Date”)

Vesting Date:	Provided the Grantee remained in Continuous Service through the applicable vesting date, the Awarded Shares shall become fully vested and nonforfeitable on [___________], or, if earlier, upon the earliest to occur of (1) a Change in Control, (2) the Grantee’s death, (3) the Grantee’s Disability, or (4) the Grantee’s Retirement.

You do not have to accept the Award. If you wish to decline your Award, you should promptly notify the Corporate Secretary of the Company of your decision in writing. If you do not provide such notification within thirty (30) days after the Award Date, you will be deemed to have accepted your Award on the terms and conditions set forth herein.

By your signature and the signature of the Company’s representative below, you and the Company agree and acknowledge that this restricted stock award (the “Award”) is granted under and governed by the Company’s 2025 Equity Incentive Plan (the “Plan”) and the attached Terms and Conditions of Restricted Stock Award (the “Terms”), which are incorporated herein by reference. Capitalized terms used, but not defined, in this Notice of Restricted Stock Award shall have the meanings ascribed to them in the Plan.

NOTICE: The Awarded Shares will be forfeited and this Award will be null and void, if the Plan is not duly approved by shareholders of Omega Flex, Inc.

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

1. General. These Terms and Conditions of Restricted Stock Award (these “Terms”) apply to a particular restricted stock award (the “Award”) granted by Flex-Trac, Inc., a Pennsylvania corporation (or its successor, if applicable, the “Company”), under the Company’s 2025 Equity Incentive Plan and are incorporated by reference in the Notice of Restricted Stock Award (the “Grant Notice”) corresponding to that particular grant. The recipient of the Award identified in the Grant Notice is referred to as the “Grantee.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Award Date.” The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award. Capitalized terms used, but not defined, in this Award Agreement shall have the meanings ascribed to them in the Plan.

2. Awarded Shares. As used herein, the term “Awarded Shares” shall mean the shares of the Company’s common stock (“Common Stock”) granted to Grantee hereunder.

3. Vesting and Forfeiture.

(a) The Awarded Shares shall vest as set forth in the Grant Notice. Upon the Grantee ceasing to be in Continuous Service, for any reason or for no reason (and whether such cessation is initiated by the employer, the Grantee or otherwise), prior to the vesting of the Awarded Shares as set forth in the Grant Notice, the then unvested Awarded Shares will immediately and automatically, without any action on the part of the Company or Grantee, be forfeited, and the Grantee will have no further rights with respect to those Awarded Shares.

(b) Notwithstanding Section 3(a), the Board shall have authority, in its sole discretion, to accelerate vesting or waive forfeiture of the Awarded Shares.

4. Escrow of Shares.

(a) The Company will cause the Awarded Shares to be issued in the Grantee’s name either by book-entry registration or issuance of a stock certificate or certificates.

(b) While the Awarded Shares remain forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Awarded Shares. As soon as practicable following the time that any Awarded Share becomes nonforfeitable (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Share), the Company will cause that stop-transfer order to be removed.

(c) If any certificate is issued in respect of Awarded Shares, that certificate will be legended as described herein and held in escrow by the Company’s secretary or his or her designee. In addition, the Grantee may be required to execute and deliver to the Company a stock power with respect to those Awarded Shares. At such time as those Awarded Shares become nonforfeitable, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will cause that new certificate to be delivered to the Grantee (again, provided that appropriate arrangements have been made with the Grantee for the withholding or payment of any taxes that may be due with respect to such Shares). The Company may also condition delivery of certificates for Awarded Shares upon receipt from the Grantee of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

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5. Stock Splits, etc. If, while any of the Awarded Shares remain subject to forfeiture, there occurs any merger, consolidation, reorganization, reclassification, recapitalization, stock split, stock dividend, or other similar change in the Common Stock, then any and all new, substituted or additional securities or other consideration, to which the Grantee is entitled by reason of the Grantee’s ownership of the Awarded Shares, will be immediately subject to the escrow contemplated by Section 4, deposited with the escrow holder and will thereafter be included in the term “Awarded Shares” for all purposes of this Award Agreement.

6. Rights of Grantee. The Grantee shall have all the rights of a holder of Company common stock; provided however, that any cash dividends or distributions paid on the Awarded Shares while those shares remain forfeitable will be deposited with the escrow holder and distributed only when, and if, the Awarded Shares giving rise to such dividends or distributions become nonforfeitable.

7. Tax Consequences. The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the grant or vesting of the Awarded Shares or with an election under Section 83(b) of the Code, with respect to the grant of the Awarded Shares. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Award Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its representatives or agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Award Agreement.

WHILE THE COMPANY WILL EXERCISE REASONABLE EFFORTS TO ASSIST THE GRANTEE OR OTHERWISE FACILITATE ANY SECTION 83(b) ELECTION MADE BY THE GRANTEE WITH RESPECT TO THE AWARDED SHARES, THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY SECTION 83(b) ELECTION.

8. Additional Documents. As a condition to the effectiveness of the grant of Awarded Shares hereby made:

(a) The Grantee agrees to execute, thereby become a party to, and become bound by all the terms and conditions of, the Shareholders Agreement among the Company and the Shareholders named therein, dated as of January 2, 2025 (the “Shareholders Agreement”), and, to the extent requested by the Company at or after the Award Date, agrees to execute, and thereby become a party to, and become bound by all the terms and conditions of, any other shareholder, voting or other similar agreement in a form provided by the Company; and

(b) the Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Award Agreement.

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9. Restriction on Transfer of Awarded Shares. Except for the escrow described in Section 4 hereof, or the forfeiture to the Company contemplated by Section 3 hereof, or the transfer to a trust for the benefit of the Grantee or the Grantee’s immediate family (which includes the Grantee’s spouse and lineal descendants) under which the Grantee retains voting control of the Awarded Shares (a “Trust”), none of the Awarded Shares or any beneficial interest therein shall be transferred, encumbered, pledged or otherwise alienated or disposed of in any way until they have become nonforfeitable in accordance with Section 3 of this Award Agreement.

10. Legends. A legend will be placed on any certificates evidencing all the Awarded Shares, pursuant to the Company’s bylaws or articles of incorporation, applicable law or otherwise.

11. Lock-Up Agreement. The Grantee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), the Grantee may not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time may not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering; or, upon the request of the Company or the underwriter, such longer period as necessary to permit compliance with FINRA Rule 2241 or any successor provisions or amendments thereto. The foregoing limitation will not apply to any of the Grantee’s Awarded Shares registered for resale in a public offering under the Securities Act. The Grantee hereby agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within a reasonable timeframe if so requested by the Company.

12. Representations and Warranties. By executing this Award Agreement, the Grantee hereby represents, warrants, covenants, acknowledges and/or agrees that:

(a) The Awarded Shares are being acquired for the Grantee’s own account, for investment purposes only, and not for the account of any other person, and not with a view to the distribution thereof within the meaning of the Securities Act;

(b) No other person (other than the Grantee and, if applicable, a Trust) has or will have a direct or indirect beneficial interest in the Awarded Shares;

(c) The Awarded Shares have not been registered or qualified under the Securities Act or any state securities laws;

(d) There is no public market for the Awarded Shares, there can be no assurance that any such market will ever develop and, therefore, the Grantee may be required to hold the Awarded Shares indefinitely;

(e) In addition to complying with other similar restrictions contained herein, the Grantee will not sell, transfer, pledge, hypothecate or otherwise dispose of any Awarded Shares unless such Awarded Shares are registered in accordance with the Securities Act and applicable state securities laws or an exemption from such registration is available and, if required by the Company, an opinion of counsel is delivered to the Company, in a form satisfactory to the Company, that such registration is unnecessary; and

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(f) The Company is under no obligation to register the Awarded Shares for resale by the Grantee (except as provided in the Shareholders Agreement) or to assist the Grantee in complying with any exemption from registration.

13. Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Award by electronic means or request the Grantee’s consent to participate by electronic means. The Grantee hereby consents to receive all applicable documentation by electronic delivery and to participate in the program providing for the Award through an online (and/or voice activated) system established and maintained by the Company or a third-party vendor designated by the Company.

14. Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Corporate Secretary, and to the Grantee at the Grantee’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other.

15. Entire Agreement. This Award Agreement constitutes the entire agreement and supersedes all prior or contemporaneous understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Board reserves the right to alter, amend or to terminate the Award Agreement (or waive any provision hereof in writing) at any time; provided, however, that no such action may adversely affect the Grantee’s rights to any outstanding Award without the consent of the Grantee.

16. Limitation on the Grantee’s Rights. This Award confers no rights or interests other than as herein provided. The Award will not confer upon the Grantee any right to continue in service with the Company or any Affiliate of the Company.

17. Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18. Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

19. Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflict of law principles thereunder.

20. Choice of Venue. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the Commonwealth of Pennsylvania and agree that such litigation shall be conducted only in the courts of Chester County, Pennsylvania, or the federal courts for the Eastern District of Pennsylvania, and no other courts, where this grant is made and/or to be performed.

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21. Severability. The provisions of this Award Agreement are severable and if any one of more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

22. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s Award and on the Awarded Shares, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

COMPANY:

FLEX-TRAC, INC.

By:
Name:
Title:

GRANTEE:

[______________]

___________________________
Address:

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FLEX-TRAC, INC.

CANADIAN ADDENDUM TO RESTRICTED STOCK AWARD AGREEMENT

INTRODUCTION

Terms and Conditions

In addition to the Terms and Conditions of Restricted Stock Award (“Terms”) and the Notice of Restricted Stock Award (the “Grant Notice”), as may be amended from time to time, the Terms and Grant Notice are subject to the following additional terms and conditions as set forth in this addendum, as may be amended from time to time, to the extent the Grantee resides and is employed or provides service primarily in Canada, or to the extent the Company determines, or as otherwise set out herein (this “Addendum”). Capitalized terms used in this Addendum but not defined herein shall have the same meaning as assigned to such terms in the Terms. If there is an inconsistency between this Addendum and the Terms or Grant Notice, the applicable terms of this Addendum shall prevail.

Notifications

The information herein contains notifications relating to various laws, regulations and rules in effect as of January 2, 2025. Such laws are often complex and may change, and results may be different based on the particular facts and circumstances. As a result, the Company strongly recommends that the Grantee not rely on the notifications herein as the only source of information relating to the consequences of participation in the Award. The information may be outdated at the relevant time, including when the Awards are granted, vest or settled, or when the Grantee subsequently sells Awarded Shares acquired under the Terms.

In addition, the information is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee should seek appropriate professional advice as to how the relevant laws may apply to the Grantee’s situation.

1.	Escrow of Shares

In the last sentence of section 4(c), the phrase, “federal and state securities laws” shall be replaced by, “federal and state securities laws and Canadian securities laws”.

2.	Further Restriction on Transfer of Awarded Shares

In section 9:

a)	the phrase, “a trust for the benefit of the Grantee or the Grantee’s immediate family (which includes the Grantee’s spouse and lineal descendants)” shall be replaced by the phrase “a trust for the benefit of the Grantee or the Grantee’s spouse”; and

b)	the following sentence shall be added to the end of section 9: “If there is a transfer to a Trust, the Trust shall be subject to the same restrictions on transfer on the Awarded Shares.”

3.	Securities Law Notice

Subject to limited exceptions under Canadian securities law and the terms of this Addendum, the Terms and the Grant Notice, the Grantee will not be permitted to sell the nonforfeitable Awarded Shares within Canada. However, the Grantee is permitted to sell such Awarded Shares through the designated broker appointed under the Award program provided that the sale of such Shares is made through an exchange or market outside of Canada or to a person or company outside of Canada.

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